Exhibit 99.1

Issuer Direct Reports Fourth Quarter and Full Year 2014 Financial Results

Full Year Revenue  and EBITDA Increase to Record Levels Despite Lower Fourth Quarter Revenues

MORRISVILLE, NC – March 4, 2015 - Issuer Direct Corporation  (NYSE MKT: ISDR), a market leader and innovator of shareholder communications and cloud-based compliance technologies, today reported its operating results for the three and twelve months ended December 31, 2014. The results for 2014 include contribution from PrecisionIR, which was acquired by Issuer Direct on August 22, 2013 and Accesswire, which was acquired on October 29, 2014. The Company will host an investor conference call at 4:30 ET today, to discuss operating results and relevant topics of interest.

Key Financial Metrics for the Full Year 2014 Include:

●	Annual revenues increased 54% year-over-year, reaching $13.6 million;
●	Gross profit increased 53% year-over-year reaching $9.6 million;
●	Non-GAAP earnings per share increased to $0.86 compared to $0.71 in 2013;
●	Purchased all of the assets of Accesswire for $1.84 million comprising $1.7 million in cash and common stock valued at $140,000, both paid at closing;
●	The Company generated cash flows from operations of $1.5 million, and therefore recorded positive cash flows from operations for the seventh consecutive year.

Key Financial Metrics for the three months ended December 31, 2014 Include:

●	Revenues decreased 9% during the three months ended December 31, 2014 as compared to the same period of 2013 to $3.3 million;
●	Gross profit decreased 10% during the three months ended December 31, 2014 as compared to the same period of 2013 to $2.3 million;
●	However, Non-GAAP earnings per share increased to $0.20 compared to $0.16 in the same period of 2013.

Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Brian R. Balbirnie, Chief Executive Officer of Issuer Direct commented, "We were disappointed by our operating results for the fourth quarter which were driven by lower revenues in our core disclosure and annual report service businesses. In contrast however, we saw growth in our market data cloud and news services businesses compared to the same quarter a year ago. We believe our revenues are reflective of what the industry is also experiencing – lower demands for printed material as well as compliance technologies making the reporting process more efficient, therefore, less expensive. To address this, we have upgraded and migrated a good portion of our installed base to a digital only platform; this natural progression will create a shift in our business as we focus on higher gross margin business."

Mr. Balbirnie, further commented, "Our 2014 revenues increased 54%, gross margins held strong at 70%, with EBITDA margins at 19% of total revenues. In 2015, we plan to expand our sales and marketing teams, continue to advance our technology platform and ramp up our shareholder communications business with the existing momentum of Accesswire, with a goal of increasing both our average revenue per client and our total number of clients during 2015."

Mr. Balbirnie continued, "the acquisition of Accesswire is also providing us with a compelling entry point to expand our shareholder communications business and our customer base. At the same time, we are planning the release of technology upgrades and added features that will prove beneficial to growing our disclosure management and software licensing business. With a full suite of offerings, we believe we have significant opportunities to cross-sell between the business lines to increase the revenue pull-through per customer and expand our relationships. We expect to combine top-line growth with diligent cost controls, and equally as important, we expect to continue to deliver positive cash flow from operations for 2015."

Financial Results for the Twelve Months ended December 31, 2014:

Total revenues increased by $4.8 million, or 54%, to $13.6 million during the 12-month period ended December 31, 2014, as compared to $8.8 million during the same period of 2013, driven largely by the acquisition of PrecisionIR.

Gross profit was $9.6 million, or a gross profit margin of 70%, for the year, compared to $6.3 million, or a 71% gross profit margin, last year.

Operating income was $1.5 million compared to $1.7 million in the same period of last year. Operating expenses included an increase in non-cash depreciation and amortization expense for the full year to $1.1 million compared to $494,179 during 2013. The increase is due primarily due to amortization charges for intangible assets recorded as a result of the acquisitions of PrecisionIR and Accesswire, as well as increased depreciation as a result of the Company’s decision to exercise an early termination clause on an office lease in Chesterfield, VA.

EBITDA for the 12-month period ended December 31, 2014 was $2.6 million compared to $2.2 million in the same period of last year.

Non-GAAP net income, excluding amortization of intangible assets, stock based compensation, integration of acquisition costs, non-cash interest expense, and tax impact of adjustments, was $1.8 million or $0.86 per diluted share, an increase of 28% as compared to $1.4 million or $0.71 per diluted share in the same period of 2013.

On a GAAP basis, the Company reported net income of $42,126, or $0.02 per diluted share compared to $628,577, or $0.31 per diluted share in the same period of 2013. Net income during the 12 months ended December 31, 2014 includes $1.2 million of non-cash depreciation and amortization expense, and $1.5 million of non-cash interest expense associated with debt obtained to finance the acquisition of PrecisionIR.   Included in the non-cash interest expense for 2014 was a charge of $323,250 that was recorded upon the conversion of notes payable with a principal balance of $833,327 into common stock.  The remaining principal balance on convertible notes payable is $1,666,673, which is due on August 22, 2015.  Therefore, the Company will not have any further interest charges related to these notes beyond the third quarter of 2015.

Financial Results for the Fourth Quarter ended December 31, 2014:

Total revenues decreased by $329,090 or 9%, to $3.3 million during the three-month period ended December 31, 2014, as compared to $3.6 million during the same period of 2013.  The decrease in revenue is largely due to a decline in a portion of its shareholder communications revenue associated with its Annual Report Service (ARS) offerings, as issuers shift from hardcopy to digital fulfillment of annual reports and investor information. Going forward, management expects an increase in shareholder communication gross margin percentage due to more favorable margins for digital processing, and also due to revenues and margins from the Company’s news distribution services as result of the acquisition of Accesswire.

Gross profit was $2.3 million, or a gross profit margin of 70%, for the fourth quarter of 2014, compared to $2.6 million, or 71% gross profit margin, for the fourth quarter of 2013. Net operating income was $231,094 compared to $377,841 in the fourth quarter of last year.

Fourth quarter EBITDA was $560,153 compared to $660,807 in the same quarter last year.

Non-GAAP net income, excluding amortization of intangible assets, stock based compensation, integration of acquisition costs, non-cash interest expense, and tax impact of adjustments, was $441,374 or $0.20 per diluted share, an increase of 31% compared to $337,371 or $0.16 per diluted share in the fourth quarter of 2013.

On a GAAP basis, the Company reported a net loss of $65,129 or ($0.03) per diluted share compared to $67,361 or ($0.03) per diluted share in the same period of 2013. Net loss during the fourth quarter of 2014 includes $329,059 of non-cash depreciation and amortization expense, and $603,565 of non-cash interest expense associated with debt obtained to finance the acquisition of PrecisionIR.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Calculation of EBITDA table below.

CALCULATION OF EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income (loss):	$(65,129)	$(67,361)	$42,146	$628,577
Adjustments:
Depreciation and amortization	329,059	282,966	1,158,642	494,179
Interest expense, net	619,099	363,869	1,710,002	515,648
Income tax expense	(322,876)	81,333	(279,475)	556,000
EBITDA:	$560,153	$660,807	$2,631,315	$2,194,404

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended December 31,
	2014		2013
	Amount	Per diluted share	Amount	Per diluted share
Net income (loss):	$(65,129)	$(0.03)	$(67,361)	$(0.03)
Adjustments:
Amortization of intangible assets (1)	243,748	0.11	230,108	0.11
Stock based compensation (2)	95,337	0.04	60,268	0.03
Integration and acquisition costs (3)	168,782	0.08	49,916	0.03
Non-cash interest expense (4)	603,565	0.27	312,500	0.15
Tax impact of above adjustments (5)	(422,344)	(0.19)	(248,060)	(0.13)
Portion of tax benefit related to change in valuation allowance (6)	(182,585)	(0.08)	-	-
Non-GAAP net income	$441,374	$0.20	$337,371	$0.16

	Year ended December 31,
	2014		2013
	Amount	Per diluted share	Amount	Per diluted share
Net income:	$42,146	$0.02	$628,577	$0.31
Adjustments:
Amortization of intangible assets(1)	934,495	0.44	395,205	0.20
Stock based compensation (2)	410,471	0.19	282,707	0.14
Integration and acquisition costs (3)	291,985	0.14	162,698	0.08
Non-cash interest expense(4)	1,541,065	0.73	446,909	0.22
Tax impact of adjustments(5)	(1,207,646)	(0.57)	(489,257)	(0.24)
Portion of tax benefit related to change in valuation allowance(6)	(182,585)	(0.09)	-	-

Non-GAAP net income	$1,829,931	$0.86	$1,426,839	$0.71

(1) The adjustments represent the amortization of intangible assets related to acquired companies.

(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3) The adjustments represent legal fees, consulting fees, and other non-recurring cost incurred in connection with the acquisition of PrecisionIR Group, Inc. and Accesswire.

(4) The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc.  The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.

(5) This adjustment gives effect to the tax impact of all non-GAAP adjustments at a rate of 38%, which approximates the Company’s state and federal tax rates.

(6) The adjustment eliminates the income tax benefit recorded in the fourth quarter of 2014 that was related to a valuation allowance established for net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

Conference Call Information

To participate in the conference call, please dial 877.407.8133 (international callers dial 201.689.8040) approximately five minutes prior to 4:30 p.m. eastern time (EDT). Additionally, you can listen to the event online at http://www.investorcalendar.com/IC/CEPage.asp?ID=173043.

A replay of the conference call will be available two hours after completion of the call until Friday, March 20, 2015. To access the replay, dial 201.612.7415 and enter the conference I.D. # 13594644.

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2014, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:
For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2014 AND 2013

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$1,721,343	$1,713,479
Accounts receivable (net of allowance for doubtful accounts of $460,564 and $429,509, respectively)	2,013,464	1,970,531
Deferred income tax asset – current	7,290	25,843
Other current assets	311,666	160,756
Total current assets	4,053,763	3,870,609
Furniture, equipment and improvements, net	145,384	297,577
Other long-term assets	28,286	22,351
Goodwill	2,241,872	1,056,873
Intangible assets (net of accumulated amortization of $1,517,366 and $582,871, respectively)	3,733,634	4,013,129
Total assets	$10,202,939	$9,260,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$255,615	$267,637
Accrued expenses	1,105,122	1,255,282
Income taxes payable	135,533	298,052
Note payable – related party (net of debt discount of $535,397 at December 31, 2014)	1,131,276	-
Deferred revenue	877,120	1,053,401
Total current liabilities	3,504,666	2,874,372
Note payable – related party (net of debt discount of $2,053,091 at December 31, 2013)	-	446,909
Deferred income tax liability	633,778	1,650,460
Other long-term liabilities	56,733	83,063
Total liabilities	4,195,177	5,054,804

Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of December 31, 2014 and 2013.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 2,316,743 and 2,006,689 shares issued and outstanding as of December 31, 2014 and 2013, respectively.	2,317	2,007
Additional paid-in capital	5,725,470	3,977,661
Other accumulated comprehensive loss	(47,283)	(59,065)
Retained earnings	327,258	285,132
Total stockholders' equity	6,007,762	4,205,735
Total liabilities and stockholders’ equity	$10,202,939	$9,260,539

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Years Ended December 31,
	2014 (Unaudited)	2013 (Unaudited)	2014	2013
Revenues	$3,276,520	$3,605,610	$13,629,684	$8,842,229
Cost of services	973,812	1,038,648	4,065,655	2,577,891
Gross profit	2,302,708	2,566,962	9,564,029	6,264,338
Operating costs and expenses:
General and administrative	1,037,407	1,075,035	4,227,412	2,481,560
Sales and marketing	705,148	831,120	2,705,322	1,588,374
Depreciation and amortization	329,059	282,966	1,158,642	494,179
Total operating costs and expenses	2,071,614	2,189,121	8,091,376	4,564,113
Operating income	231,094	377,841	1,472,653	1,700,225
Net interest expense	(619,099)	(363,869)	(1,710,002)	(515,648)
Net income (loss) before taxes	(388,005)	13,972	(237,349)	1,184,577
Income tax benefit (expense)	322,876	(81,333)	279,475	(556,000)
Net income (Loss)	$(65,129)	$(67,361)	$42,126	$628,577
Income (Loss) per share – basic	$(0.03)	$(0.03)	$0.02	$0.32
Income (Loss) per share – diluted	$(0.03)	$(0.03)	$0.02	$0.31
Weighted average number of common shares outstanding – basic	2,201,455	1,960,965	2,082,941	1,938,644
Weighted average number of common shares outstanding – diluted	2,201,455	1,960,965	2,124,917	2,016,476

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended December 31,
	2014	2013
Cash flows from operating activities
Net income	$42,126	$628,577
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	275,657	203,136
Depreciation and amortization	1,158,062	494,179
Deferred income taxes	(999,603)	(276,847)
Non-cash interest expense	1,541,065	446,909
Stock-based compensation expense	410,471	282,707
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(343,678)	(212,591)
Decrease (increase) in deposits and prepaids	(159,171)	245,686
Increase (decrease) in accounts payable	(8,930)	(89,329)
Increase (decrease) in deferred revenue	(142,389)	(523,685)
Increase (decrease) in accrued expenses	(311,356)	190,899
Net cash provided by operating activities	1,462,254	1,389,641

Cash flows from investing activities
Purchase of Accesswire intangible assets	(1,700,000)	-
Purchase of acquired business, net of cash acquired	-	(3,178,398)
Purchase of furniture, equipment, and improvements	(71,372)	(43,863)
Net cash used in investing activities	(1,771,372)	(3,222,261)

Cash flows from financing activities
Proceeds from exercise of stock options, net of income taxes	172,131	124,655
Excess tax benefit from share based compensation	168,819	-
Payment of dividend	-	(117,286)
Borrowings on long-term debt	-	2,500,000
Advance from line of credit	-	500,000
Repayment on line of credit	-	(650,000)
Net cash provided by financing activities	340,950	2,357,369

Net change in cash	31,832	524,749
Cash- beginning	1,713,479	1,250,643
Currency translation adjustment	(23,968)	(61,913)
Cash- ending	$1,721,343	$1,713,479

Supplemental disclosures:
Cash paid for interest	$167,742	$77,024
Cash paid for income taxes	$862,808	$699,491
Non-cash activities:
Common stock issued for acquisition of assets	$140,000	$-
Issuance of beneficial conversion feature to holder of note payable	$-	$2,500,000
Partial conversion of note payable to common stock	$856,698	$-